EXHIBIT 3.1
                            ARTICLES OF INCORPORATION

                                       OF

                             PRO SQUARED CORPORATION



     The undersigned natural person of the age of eighteen years or more, acting as incorporator of the corporation, under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation.

                                ARTICLE ONE: NAME

      The name of the corporation is PRO SQUARED, INC. (the "Corporation").


                              ARTICLE TWO: DURATION

                    The Period of its duration is perpetual.

                             ARTICLE THREE: PURPOSES

      The purpose for which the Corporation is organized are to transact any or all lawful business for which the corporation may be incorporated under, and exercise the powers granted by, the Texas Business Corporation Act, as the same exists or may hereafter be amended firm time to time (the TCBA), within or without the State of Texas, and to do so such things as may be incident to, and necessary or appropriate to effect, any and all of the purposes for which the Corporation is organized.


                     ARTICLE FOUR:  AUTHORIZED CAPITAL STOCK

      The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 of common stock at $0.001 (one-thousandth of one dollar) par value.


           ARTICLE FIVE: INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars and No Cents (US$ 1,000-00) consisting of money, labor done or property actually received.


                        ARTICLE SIX: NO PREEMPTIVE RIGHTS

     No shareholder of the Corporation shall have a pre-emptive right or otherwise be entitled, as a matter of right, to subscribe for, purchase or otherwise acquire additional, unissued or treasury shares of any type or class of the Corporation, or any bonds, debentures or other securities convertible into or carrying a right to subscribe to or acquire shares, but any shares or other securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


                        ARTICLE SEVEN: SHAREHOLDER ACTION


A. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No shareholder shall have the right to cumulate his votes in any election of directors. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

B. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter rather than the affirmative vote otherwise required by the TBCA.

With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series is required by the TBCA, the act of the holders of shares of that class or series on that matter shall be the affirmative vote of the holders of a majority of the shares of that class or series rather than the affirmative vote of shares of that class or series otherwise required by the TBCA.

C. Special meetings of the shareholders of the Corporation may be called (a) by the chairman of the board of directors or the president of the Corporation, the board of directors, or such other person or persons as may be authorized in the Corporations bylaws, or (b) by the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting.

D. Subject to subsections (20 through (5) of Section A of Article 9.10 of the TBCA, any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, ff a consent(s) in writing, setting forth the action so taken, shall be signed by the holder(s) of shares not having less than the minimum number of votes that would be necessary to take such actions at a meeting at which the holder(s) of all shares entitled to vote on the action were present and voted.

Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the taking of such action.


                         ARTICLE EIGHT: BYLAW AMENDMENTS

     The Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.


                    ARTICLE NINE: LIMITED DIRECTOR LIABILITY

     No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission (or an alleged act or omission) in a director's capacity as a director, except that this Article Nine does not eliminate or limit the liability of a director to the extent the director is found liable for:


(a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

(b) an act or omission not in good faith which constitutes a breach of duty of the director to the Corporation, or an act or omission which involves intentional misconduct or a knowing violation of the law;

(c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

(d) an act or omission for which the liability of a director is expressly provided for by an applicable statute; or

(e) an act related to an unlawful (1) stock repurchase or redemption, (2) distribution or (3) share dividend.

     If the Texas Miscellaneous Corporation laws Act or any other applicable law is amended or adopted to authorize corporate action further elimination or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law(s), as so amended or adopted.

     No amendment to or repeal of this Article nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendments or repeal.


                          ARTICLE TEN: INDEMNIFICATION

     Each person who at any time is or was a director or officer of the Corporation, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding", which shall include any appeal in such Proceeding, and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent authorized by the TBCA, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such law prior to such amendment or enactment permitted the Corporation to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding.

     The Corporation's obligations under this Article Ten include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

     Expenses incurred in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect.


     The Corporation's obligation to indemnify or to prepay expenses under this Article Ten shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed.

     Notwithstanding any other provision of these Articles of incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of these Articles of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article Ten which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken.

     The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by the Article Ten may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by its Board of Directors.


                  ARTICLE ELEVEN: REGISTERED OFFICE AND AGENT

     The street address of the Corporation's initial registered office in the state of Texas is 1770 St. James Place, Suite 115, Houston, Texas 77056. The name of its initial registered agent at such address is Craig Crawford.

                       ARTICLE TWELVE- BOARD OF DIRECTORS

     The number of directors constituting the initial board of directors is five
(5), and the name and address of the persons who are to serve as the initial directors until the first annual meeting of the shareholders or until his successors are duly elected and qualified to serve is:

(1)    Craig  Crawford       1770  St.  James  Place,  Suite 115, Houston, Texas
77056

(2)     Emmett  Ray  McCoppin,  1770  St. James Place, Suite 115, Houston, Texas
77056

(3)     Sean  Hanson,  1770  St.  James  Place,  Suite 115, Houston, Texas 77056

(4)     John  Winchester,  1770 St. James Place, Suite 115, Houston, Texas 77056

(5)     William  Moebius,  177o St. James Place, Suite 115, Houston, Texas 77056


                         ARTICLE THIRTEEN: INCORPORATOR

The  name  and  address  of  the  incorporator  is:

                                 Craig Crawford
              1770 St. James Place, Suite 115, Houston, Texas 77056

 IN WTTNESS WHEREOF, I have hereunto set my hand, this  17th   day of July, 2001

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